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                                   Exhibit 99

                         Form 4 Joint Filer Information



Additional Reporting Person:               Novartis Pharma AG

Address:                                   Lichstrasse 35
                                           CH-4002, Basel
                                           Switzerland


Designated Filer:                          Novartis AG

Issuer and Ticker Symbol:                  Idenix Pharmaceuticals, Inc.  (IDIX)

Date of Event Requiring Statement:         September 2, 2005

                                           Novartis Pharma AG



         By:  /s/ Robert E. Pelzer              September 2, 2005
              ---------------------             -----------------
         Name:    Robert E. Pelzer                    Date
         Title:   General Counsel


        By:  /s/  Joseph E. Mamie                September 2, 2005
            -------------------------------      -----------------
        Name:     Joseph E. Mamie                      Date
        Title:    Head Operational Treasury